                                                                       EXHIBIT 5


The Manufacturers Life Insurance
Company of North America
116 Huntington Avenue
Boston, MA 02116



October 1, 1997



To whom it may concern,

I consent to the reference to my name under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of The Manufacturers Life Insurance Company of North America, File No. 333-6011, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


Very truly yours,


/s/ James D. Gallagher

James D. Gallagher
Vice President, Secretary
and General Counsel